UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN EQUITY
Investment Life Holding Company

5000 Westown Parkway, Suite 440
West Des Moines, Iowa 50266

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 4, 2009

        The Annual Meeting of Shareholders of American Equity Investment Life Holding Company will be held at the Company's executive offices, 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266, on Thursday, June 4, 2009 at 3:30 p.m., local time, for the following purposes:

  1.
  To elect a total of 7 Directors to two and three-year terms.

  2.
  To consider and vote upon the adoption of the 2009 Employee Incentive Plan.

  3.
  To consider and vote upon the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2009.

  4.
  To transact such other business that may properly come before the meeting.

        Shareholders of record at the close of business on April 9, 2009, are entitled to notice of and vote at the meeting. It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote your shares in one of the following ways:

  •
  By telephone using the toll-free telephone number shown on the proxy card;

  •
  Through the Internet by visiting the website shown on the proxy card; or

  •
  By completing, signing and promptly returning the enclosed proxy card in the enclosed postage-paid envelope or by fax to the number shown on the proxy card.

By Order of the Board of Directors

West Des Moines, Iowa April 30, 2009	Debra J. Richardson Secretary

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be Held June 4, 2009.

This Proxy Statement and our 2008 Annual Report
are available at http://www.american-equity.com/2008proxy.

PROXY STATEMENT
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
Annual Meeting of Shareholders
June 4, 2009

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General Information

        This proxy statement is furnished to the shareholders of American Equity Investment Life Holding Company, 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266 (referred to in this proxy statement as the "Company" or as "we," "our" or "us"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held on June 4, 2009, at the time and place shown in the Notice of Annual Meeting of Shareholders, and at any adjournment thereof. To obtain directions to the Annual Meeting, you may contact us at our toll-free number 1-888-221-1234.

        We will bear all expenses in connection with this solicitation. Proxies may be solicited by the Board of Directors or management personally, by telephone or by facsimile.

        This proxy statement is first being mailed on or about April 30, 2009.

Voting Rights

        Only shareholders of record as of the close of business on April 9, 2009, will be entitled to the notice of and to vote at the meeting. We have a single class of voting Common Stock, $1 par value per share ("Common Stock"), of which 53,162,259 shares were outstanding and entitled to vote on such date. Each share is entitled to one vote.

        Shares present in person or represented by proxy at the meeting will be tabulated for determination of whether a quorum is present. A quorum will be present if a majority of the votes entitled to be cast on a matter are represented for any purpose at the meeting. Votes withheld for any director, broker non-votes and abstentions represented at the meeting will be counted for quorum purposes. Votes will be tabulated under the supervision of Computershare, Inc., which has been designated by the Board of Directors to act as inspector of the election.

        If your shares of Common Stock are held in the name of a bank, broker or other holder of record, you will receive instructions from that holder of record that you must follow in order for your shares to be voted at the Annual Meeting. Contact your bank, broker or other holder of record directly if you have any questions. Even if you do not provide instructions, your bank, broker or other holder of record may vote your shares on certain "routine matters". The New York Stock Exchange ("NYSE") considers Proposal 1—Election of Directors and Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm to be routine matters. As a result, without instructions from you, your broker is permitted to vote your shares on those matters at its discretion. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker has not received instructions from you and does not have discretionary voting power for that particular item. The NYSE considers Proposal 2—Adoption of 2009 Employee Incentive Plan to be a "non-routine matter" and, therefore, brokers may not vote on the matter unless they receive specific voting instructions from you.

        If you plan to attend the meeting and vote in person, you will be given a ballot when you arrive. If your shares of Common Stock are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you will need to contact the broker or agent in whose name your shares are registered to obtain a broker's proxy card. You will need to bring the broker's proxy card with you to the Annual Meeting in order to vote.

 Voting

        If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. If you sign, date and return the proxy card without indicating your instructions on how to vote your shares, the proxies will vote your shares as follows:

  •
  "FOR" the election of the 7 nominees for Directors;

  •
  "FOR" the adoption of the 2009 Employee Incentive Plan; and

  •
  "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2009.

        If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matters to be addressed at the Annual Meeting beyond those described in this proxy statement.

        As an alternative to voting by using the enclosed proxy card, if you are a registered shareholder (that is, you own shares of Common Stock in your own name and not through a broker, nominee or in some other "street name"), you may vote by telephone or through the Internet. Please see the enclosed proxy card for instructions on how to access the telephone and Internet voting systems. If you hold your shares in "street name," your broker or other nominee will advise you whether you may vote by telephone or through the Internet as an alternative to voting by using the enclosed proxy card.

        As to the election of directors, regardless of which method is used to vote, you may (a) vote for all of the director nominees as a group, (b) vote for all of the director nominees as a group, except those nominees whose names you specify or (c) withhold your vote from all nominees as a group.

        A proxy may be revoked at any time prior to its use. Such revocation may be made in person at the Annual Meeting, by notice in writing delivered to the Corporate Secretary of the Company, by voting by telephone or through the Internet at a later date or by a proxy bearing a later date.

        The Board of Directors urges you to exercise your right to vote by returning the enclosed proxy card, by calling the toll-free telephone number or by visiting the website shown on the proxy card.

PROPOSALS TO BE VOTED UPON

Proposal 1
Election of Directors

        On August 26, 2008, the Board of Directors passed a resolution to increase the membership from nine to thirteen members. The Board presently consists of twelve members, each of whom have been appointed to one of three classes with two or three-year terms expiring on a staggered basis. The terms of service of the five directors presently serving as the Class III Directors expire at the Annual Meeting to be held on June 4, 2009. The five nominees to serve as Class III Directors include two recently-elected directors Wendy L. Carlson and Steven G. Chapman, and incumbents David J. Noble, A. J. Strickland, III and Harley A. Whitfield, Sr. Each is nominated for election to a term of three years expiring in 2012.

        Ms. Carlson and Mr. Noble are members of our senior management team. Mr. Chapman, Dr. Strickland and Mr. Whitfield are independent under the requirements of the Sarbanes-Oxley Act of 2002 ("SOX"), and rules adopted by the Securities and Exchange Commission ("SEC") thereunder, as well as the corporate governance listing standards of the NYSE ("NYSE Rules").

        The terms of service of the two recently-elected Class II Directors expire at the Annual Meeting to be held on June 4, 2009. The two nominees to serve as Class II Directors are Joyce A. Chapman and Debra J. Richardson. Each is nominated for election to a term of two years expiring in 2011.

        Ms. Richardson is a member of our senior management team. Ms. Chapman is independent under the requirements of SOX, the rules adopted by the SEC and the NYSE Rules.

        The Board of Directors anticipates that the nominees will be able to serve. In the event any nominee should be unable to do so, proxies will be voted for such substitute nominee as the Board in its discretion may recommend. Proxies will be voted for the election of the nominees unless the shareholder giving the proxy withholds such authority or votes against any such nominee.

        Directors are elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting.

        The Board of Directors unanimously recommends that you vote FOR the nominees listed below.

 Class III Directors Whose Terms Expire at the 2009 Annual Meeting

        Wendy L. Carlson was appointed Chief Executive Officer and President of the Company effective January 1, 2009. Ms. Carlson had served as Chief Financial Officer and General Counsel of the Company and as General Counsel of American Equity Investment Life Insurance Company ("American Equity Life") since June 1999. Before joining the Company, she served as outside corporate counsel for the Company from its inception in 1995. Ms. Carlson was previously a partner in the firm of Whitfield & Eddy, P.L.C., Des Moines, Iowa, where she practiced law from 1985 until June 1999. She was a corporate attorney for The Statesman Group Inc. ("Statesman") for over 15 years. Ms. Carlson is also a certified public accountant.

  Director since 2008. Age 48.
  Member: Executive and Investment Committees (as of January 1, 2009)

        Steven G. Chapman is Chairman of the Board of ITA Group, Inc. ("ITA"), Des Moines, Iowa. He has been with ITA since 1974 and served as Chief Executive Officer from 1995 through 2008. Mr. Chapman is also an active community leader whose service includes six years as a Commissioner for the Iowa Development Commission.

  Director since 2008. Age 57.

        David J. Noble retired as Chief Executive Officer, President and Treasurer of the Company effective January 1, 2009. Mr. Noble will remain as Chairman of the Board of the Company and of American Equity Life. Mr. Noble had served in these capacities since the Company's formation in 1995. Mr. Noble had also served as Chief Executive Officer of American Equity Life since March 2001 and as President of American Equity Life from 1995 until March 2001. Mr. Noble was Chief Executive Officer of Statesman from 1982 through 1994 and was a Director of Statesman (from 1975) and its President (from 1979) until he left to form our Company at the end of 1995. Mr. Noble has been active in the insurance industry for over 50 years. Mr. Noble is a Director of Twenty Services, Inc.

  Director since 1995. Age 77.
  Member: Executive and Investment Committees

        A. J. Strickland, III has been a Professor at the University of Alabama School of Business since 1969. Dr. Strickland is a Director of Twenty Services, Inc. and a former Director of Statesman.

  Director since 1996. Age 67.
  Member: Audit and Compensation Committees

        Harley A. Whitfield, Sr. is an attorney who is of counsel to Whitfield & Eddy, P.L.C., Des Moines, Iowa. Mr. Whitfield was a partner with Whitfield & Eddy from 1956 through 1994. Mr. Whitfield served as general corporate counsel for Statesman for over 30 years.

  Director since 1996. Age 78.
  Member: Audit, Compensation and Nominating and Corporate Governance Committees

Class II Directors Whose Terms Expire at the 2009 Annual Meeting

        Joyce A. Chapman is a retired banker who spent over 35 years with West Bank, West Des Moines, Iowa. While at West Bank, Ms. Chapman served in various capacities related to bank administration and operation. Ms. Chapman has served in numerous positions of leadership in philanthropic and banking industry organizations. Ms. Chapman also serves as a Director for West Bancorporation, Inc. (Although they share the same last name, Joyce A. Chapman and Steven G. Chapman are not related.)

  Director since 2008. Age 64.

        Debra J. Richardson was appointed Chief Administrative Officer, Executive Vice President and Secretary of the Company effective January 1, 2009. Ms. Richardson had served as Senior Vice President and Secretary and as a Director, Senior Vice President and Secretary of American Equity Life since June 1996. Ms. Richardson was employed by Statesman from 1977 through April 1996 serving in various positions including Vice President-Shareholder/Investor Relations and Secretary. Ms. Richardson has been involved in the insurance industry for over 25 years.

  Director since 2008. Age 52.
  Member: Executive and Investment Committees (as of January 1, 2009)

Members of Our Board Not Standing for Election This Year

        Set forth below is information about our directors who are not standing for election at the Annual Meeting.

Class I Directors Whose Terms Expire at the 2010 Annual Meeting

        Alexander M. Clark has served as an investment banker with Sanders, Morris, Harris, Inc., New York, since February 2006. From October 1993 to February 2006, Mr. Clark was Managing Director with Advest, Inc. From January 1990 to September 1993, Mr. Clark was Senior Vice President with Gramercy Partners and from November 1987 to January 1990 he was Senior Vice President with

McKinley Allsopp, Inc. Mr. Clark is a chartered financial analyst. He has served as a Director of our New York life subsidiary since August 2005 and also serves as a Director of Pennsylvania National Insurance Group, Unity Financial Life Insurance Company, Penn Treaty American Corporation and Great American Life Insurance Company of New York. Mr. Clark's investment banking activities have been focused primarily on insurance companies and he has been actively involved in the insurance industry for over 30 years.

  Director since 2007. Age 75.

        Robert L. Hilton served as Executive Vice President of Government Relations and Marketing of Amtrust Financial Services, Inc. from October 2000 to April 2001. Mr. Hilton served as Executive Vice President of Insurance Data Resources Statistical Services, Inc., Boca Raton, Florida from 1997 until December 1999. From 1992 to 1996 he served as President of TIDE Consulting Co., Destin, Florida. Mr. Hilton was retired from December 1999 until October 2000 and has been a self-employed insurance consultant since 2001. Mr. Hilton is a former Director of Statesman and served for over 40 years as Senior Vice President of the National Council of Compensation Insurance, Boca Raton, Florida.

  Director since 1996. Age 80.
  Member: Compensation and Nominating and Corporate Governance Committees

        John M. Matovina was appointed Vice Chairman, Chief Financial Officer and Treasurer of the Company effective January 1, 2009. Mr. Matovina had served as our Vice Chairman since June 2003. Prior to being appointed Vice Chairman, Mr. Matovina was a private investor since 1997 and a financial consultant to us from 1997 to 2000. From November 1983 through November 1996, he was a senior financial officer of Statesman and many of its subsidiaries, and, prior to Statesman's acquisition in September 1994, he served as Statesman's Chief Financial Officer, Treasurer and Secretary. Mr. Matovina is a certified public accountant and has more than 25 years experience in the accounting and insurance industries.

  Director since 2000. Age 54.
  Member: Executive and Investment Committees (as of January 1, 2009)

Class II Directors Whose Terms Expire at the 2011 Annual Meeting

        James M. Gerlach has served as Executive Vice President of our Company since 1996 and as a Director, Executive Vice President and Chief Marketing Officer of American Equity Life since 1996. Prior to joining us, Mr. Gerlach served as Executive Vice President and Secretary of American Life and as Executive Vice President and Treasurer of Vulcan Life Insurance Company, a subsidiary of American Life. Mr. Gerlach has been active in the insurance industry for over 35 years.

  Director since 1997. Age 66.
  Member: Executive and Investment Committees

        Robert L. Howe served the State of Iowa Insurance Division from 1964 to 2002 in various capacities. He was named Deputy Commissioner and Chief Examiner in 1985 and served in this position until his retirement in 2002. During this time, Mr. Howe was responsible for the financial oversight of 220 domestic insurance companies. Since his retirement, Mr. Howe has been a self-employed insurance consultant. Mr. Howe is a certified financial examiner, certified insurance examiner, certified government financial manager and accredited insurance receiver.

  Director since 2005. Age 66.
  Member: Audit Committee

Proposal 2
Adoption of 2009 Employee Incentive Plan

        The Company's shareholders are being asked to approve the adoption of the 2009 Employee Incentive Plan ("EIP") which will allow employees to participate in the growth of the Company by granting awards with respect to the Company's Common Stock. The Company is seeking shareholder approval so that it may use the EIP to grant stock options that have certain favorable tax treatment to participants and to grant awards that may qualify for the performance-based exception to the federal income tax deduction limits that otherwise may apply under Section 162(m) of the Internal Revenue Code and to satisfy certain shareholder approval requirements of the NYSE Rules.

        The Board of Directors adopted the proposed EIP on March 30, 2009, subject to approval by the Company's shareholders. Approval of the EIP under Iowa law requires that the votes cast within the voting group in favor of the proposal exceed the votes cast opposing the proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Under the NYSE Rules, adoption of the EIP requires approval by a majority of the votes case on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. Votes "For" and "Against" and abstentions count as votes cast, while broker non-votes do not count as votes cast but count as securities entitled to vote on the proposal. The following description of the EIP is a summary, does not purport to be complete, and is qualified in its entirety by the full text of the EIP document, as proposed, which is attached hereto as Appendix A and has been filed with the SEC with this proxy statement.

  Summary of the EIP

        Purpose of the EIP.    The purpose of the EIP is to assist the Company and its affiliates in attracting and retaining individuals with outstanding ability and to promote the identification of their interests with those of the shareholders.

        Administration.    The EIP will be administered by the Compensation Committee of the Board of Directors unless otherwise determined by the Board. The Compensation Committee has discretionary authority, subject only to the express provisions of the EIP, to (i) interpret the EIP; (ii) determine eligibility and grant awards; (iii) determine, modify or waive the terms and conditions of any award; (iv) prescribe forms, rules and procedures and (v) otherwise do all things necessary to fulfill the purposes of the EIP.

        Participation and Eligibility.    The EIP is available to all of the approximately 330 employees of the Company and its affiliates. Directors of the Company who are not employees are not eligible to participate in the EIP.

        Number of Shares.    The Company has a single class of Common Stock, $1 par value per share, of which a maximum of 2,500,000 shares may be delivered under the EIP. Each share of stock subject to an award shall be counted against the limit of 2,500,000 shares. Awards may consist of stock options, stock appreciation rights ("SARs"), restricted stock awards ("RSAs") or restricted stock units ("RSUs"). The maximum number of shares of Common Stock subject to options granted to any participant, and that may be granted as SARs, RSAs and RSUs to any participant, shall not exceed an aggregate of 75,000 shares in any calendar year. If an award granted under the EIP expires or is terminated or cancelled without being exercised or settled in full, or if shares acquired under an award are forfeited or repurchased by the Company for an amount not greater than the participant's purchase price, then the shares allocable to the expired, terminated, forfeited or repurchased part of the award will again be available for grant under the EIP. At this time, no awards have been granted under the EIP. On April 21, 2009, the closing price for the Common Stock on the New York Stock Exchange was

$5.55. In the event of a stock dividend or other similar distribution of Company securities, a stock split or other combination of shares, recapitalization, conversion, reorganization, consolidation, spin-off, merger, exchange of stock, or certain other changes in the capital structure of the Company or other occurrences or events, the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered with respect to awards under the EIP, the number and kind of shares of securities subject to awards then outstanding or subsequently granted, the exercise prices or base values relating to outstanding awards, and any other provision of awards affected by such change.

        Stock Options.    Options granted under the EIP shall be either Incentive Stock Options ("ISOs") or Non-Qualified Stock Options ("NQSOs") as designated by the Compensation Committee. Each option granted under the EIP shall clearly be identified as either an ISO or NQSO. The option period for options granted to participants shall be determined by the Compensation Committee subject to such terms and conditions as the Compensation Committee may specify in the award agreement and to certain statutory requirements for ISOs.

        Stock Appreciation Rights ("SARs").    Subject to the provisions of the EIP, the Compensation Committee may grant rights to receive any excess in value of shares of Common Stock over the base value of the rights. The Compensation Committee shall fix the base value of each SAR which shall not be less than 100% of the fair market value of the Common Stock at the date of grant.

        Restricted Stock Awards ("RSAs").    The Compensation Committee may grant awards of shares of Common Stock subject to forfeitures and determine the duration of the period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such awards.

        Restricted Stock Units ("RSUs").    The Compensation Committee may grant awards consisting of units representing shares of Common Stock. Each RSU shall represent the unfunded and unsecured commitment of the Company to deliver to the participant at a specified future date or dates one or more shares of Common Stock or, if specified in the award, cash equal to the fair market value of the award.

        Dividends, Dividend Equivalents and Cash Awards.    The Compensation Committee may provide that any award includes dividends or dividend equivalents payable (in cash or in the form of awards under the EIP) currently or deferred with or without interest and may also provide for cash payments in lieu of or in addition to an award.

        Vesting.    Subject to the provisions of the EIP, the Compensation Committee may establish a specific vesting schedule to be set forth in the applicable agreement evidencing the grant of any awards. In the absence of such a specified vesting schedule, awards may vest pursuant to the default provisions set forth in the EIP. Specifically, subject to the provisions of the EIP, awards generally will automatically accelerate upon the participant's death or disability or in the event of a Corporate Change of Control, as defined in the EIP.

        Termination of Employment.    Unless expressly provided otherwise by the Compensation Committee, upon termination of a participant's employment with the Company and its affiliates other than by reason of death, disability, retirement (with respect to RSAs and RSUs) or in connection with certain change of control-related events, as described in the EIP , a participant's awards requiring exercise will cease to be exercisable and will terminate, award privileges shall be limited to the shares purchasable as of the date that employment was terminated and all awards to the extent not already fully vested will be forfeited. Generally, award privileges will expire sixty days from the date that employment was terminated unless modified by the Compensation Committee.

        Performance-Based Compensation and Internal Revenue Code Section 162(m).    Awards may be granted subject to the achievement of pre-determined performance criteria. In addition, in the event that the Compensation Committee grants an award that is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, the Compensation Committee in its discretion may condition payment under the award on the attainment of performance criteria. The Compensation Committee will establish these criteria within the time required to satisfy the applicable requirements of Section 162(m) of the Internal Revenue Code and these criteria will be based on objectively determinable measures of performance relating to any of or to any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in combination thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, the Compensation Committee may provide that the applicable performance criteria will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable criteria. Prior to the grant, exercisability, vesting, payment or otherwise full entitlement to a performance-based award, the Compensation Committee will determine whether the performance criteria have been attained and will certify such determination in writing. If the performance criteria are not attained, no other award will be provided in substitution of the performance-based award with respect to which such performance criteria have not been met.

        Change in Control-Related Events.    In the event of either a Corporate Change in Control or a Corporate Transaction, as defined in the EIP, the Compensation Committee will provide for the assumption, substitution or continuance of some or all of the outstanding awards under the EIP or, alternatively, the cash out and termination of such awards, pursuant to the terms of the EIP. Unless otherwise provided by the Compensation Committee, at the time of grant and set forth in the applicable award agreement, in the event of a Corporate Change in Control, the exercisability or vesting of each outstanding award will automatically accelerate and become fully vested or exercisable for the full number of shares of the Common Stock purchasable or cash payable under the award to the extent not previously exercised and will remain exercisable for the originally prescribed term of the award. In addition, outstanding awards held by certain employees designated by the Compensation Committee that were assumed, substituted or continued in connection with a Corporate Transaction will accelerate in the event such employees' employment is terminated under certain circumstances described in the EIP within one year following the Corporate Transaction.

        Amendment of the EIP.    The Compensation Committee may amend, suspend or terminate the EIP or any portion thereof at any time, subject to shareholder approval as the Compensation Committee determines to be necessary or advisable. However, the Compensation Committee may not amend the EIP to remove the requirement for shareholder approval of any form of option or SAR repricing as specified by the EIP.

        Term.    Unless sooner terminated by the Board of Directors, the EIP shall terminate June 30, 2014, and no awards may be granted after such date.

  Federal Income Tax Consequences

        The following is a discussion of certain federal income tax effects currently applicable to awards granted under the EIP. The discussion is a summary only and the applicable law is subject to change.

        Non-Qualified Stock Options and Share Appreciation Rights.    Under current federal income tax regulations, no income tax consequences will be recognized by either the participant or the Company upon the grant of a non-qualified stock option or share appreciation right. Upon the exercise of an NQSO or SAR, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price of the option or SAR. The Company will generally receive a deduction for the same amount at that time. The gain, if any, realized by the participant upon the subsequent sale of the shares acquired upon exercise of an option will constitute short- or long-term capital gain, depending on the length of time the shares were held after exercise.

        Incentive Stock Options.    There are no income tax consequences on the grant or exercise of an incentive stock option. If the participant satisfies certain holding-period requirements, the increase in the value of the stock since the time of exercise, if any, realized upon the sale will be treated as long-term capital gain. In such a case, the Company is not entitled to a corresponding deduction. If the participant does not satisfy the holding-period requirements, the difference between the exercise price and the value of the stock at the time of exercise will be taxed at ordinary income tax rates and the difference between the value of the stock at the time of the sale over the value at the time of exercise will be taxed as short- or long-term capital gain, depending on the length of time the participant held the shares. The Company will generally be entitled to a deduction in the amount of the gain that is treated as ordinary income.

        Restricted Stock Awards.    Under current federal income tax regulations, no income tax consequences will be recognized by either the participant or the Company upon the award of restricted stock. A participant will realize ordinary income when the restrictions on the transferability of the shares expire. The Company will generally receive a deduction for the same amount at that time. The amount of income recognized will be equal to the fair market value of such shares on the date of vesting over the amount paid, if any, at the time of grant. Dividends on shares of restricted stock that are paid or are payable to participants prior to the time the shares are vested will be treated as additional compensation, and not dividend income, for federal tax purposes.

        Restricted Stock Units.    Under current federal income tax regulations, no income tax consequences will be recognized by either the participant or the Company upon the award of restricted stock units. Restricted stock units are entries on the Company's financial records representing an unfunded promise to distribute to the participant cash or a share of Common Stock once the restrictions lapse. When the cash or shares are received, the participant will realize ordinary income in an amount equal to the cash or fair market value of the shares. The Company will generally be entitled to a corresponding deduction of the same amount at that time. Additionally, amounts credited to the participant will be subject to employment taxes at the time his or her rights to the stock units are no longer forfeitable.

        New Plan Benefits.    Awards that may be granted in the future to eligible participants under the EIP are discretionary and therefore are not determinable.

        The Board of Directors unanimously recommends that you vote FOR adoption of the 2009 Employee Incentive Plan.

Proposal 3
Ratification of Appointment of Independent Registered Public Accounting Firm

        The Audit Committee has appointed KPMG LLP ("KPMG") as our independent registered public accounting firm for the year 2009. The Board of Directors requests that the shareholders ratify the appointment of KPMG. If the appointment of KPMG is not ratified by our shareholders, our Audit Committee will investigate the reasons for the shareholder rejection and will consider approving another independent registered public accounting firm.

        Fees paid to KPMG for its services during the last two fiscal years were:

	2008	2007
Audit fees	$1,405,940	$1,148,216
Audit-related fees	86,748	115,246
Tax fees	—	—
All other fees	—	—

Total	$1,492,688	$1,263,462

        Audit fees include fees associated with the annual audit, audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q and statutory audits required by regulatory authorities. Audit-related fees primarily include the audit of our employee benefit plans.

        The Audit Committee is responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm. The Audit Committee has adopted policies and procedures for pre-approving services (audit and non-audit) and all fees for services performed by the independent registered public accounting firm. These policies were adopted in compliance with SOX and rules adopted by the SEC thereunder. In accordance with such policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services do not impair the auditors' independence. These services may include audit services, audit-related services, tax services and other services. Permissible non-audit services are usually limited to fees for tax services, accounting assistance or audits in connection with acquisitions and other services specifically related to accounting or audit matters such as audits of employee benefit plans. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee specific pre-approval authority provided that the estimated fee for any such engagement does not exceed $25,000. The Chairman of the Audit Committee must report, for information purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and our Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

        We anticipate that representatives of KPMG will be present at the meeting, will be available to respond to questions concerning the 2008 audit and may make a statement if they so desire.

        The Board of Directors unanimously recommends that you vote FOR the ratification of KPMG LLP as the independent registered public accounting firm for 2009.

INFORMATION REGARDING MANAGEMENT AND CERTAIN SECURITY HOLDERS

Security Ownership of Management and Certain Beneficial Owners

        The following table sets forth the beneficial ownership of our Common Stock as of March 31, 2009 by: (i) each director and nominee for director; (ii) our chief executive officer and each of our other most highly compensated executive officers; (iii) all executive officers, directors and nominees for directors as a group; and (iv) each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock. On March 31, 2009, there were 53,162,259 shares of Common Stock outstanding.

	Shares Beneficially Owned(1)		Options and Convertible Securities included in Number of Shares Beneficially Owned(2)
Name of Beneficial Owner	Number	Percent
David J. Noble(3)	2,045,673	3.84	72,222
James M. Gerlach(4)(5)	327,186	*	146,704
Wendy L. Carlson(4)	316,798	*	197,500
Kevin R. Wingert(4)(5)	295,100	*	177,069
Debra J. Richardson(4)	286,551	*	183,954
A. J. Strickland, III	213,000	*	13,000
John M. Matovina(4)	170,111	*	100,000
Robert L. Hilton	39,000	*	13,000
Harley A. Whitfield, Sr.	35,000	*	13,000
Alexander M. Clark(4)	30,000	*	10,000
Robert L. Howe	15,500	*	10,000
Steven G. Chapman	7,500	*	—
Joyce A. Chapman	—	*	—
All executive officers, directors and nominees for directors as a group (13 persons)	3,781,419	6.99	936,449
5% Owners:
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746(6)	4,474,023	8.42	—
Pzena Investment Management, LLC 120 West 45th Street, 20th Floor New York, NY 10036(7)	3,418,013	6.43	—
Goldman Sachs Asset Management 32 Old Slip New York, NY 10005(8)	3,353,846	6.31	—

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable.

(2)
All stock options are granted pursuant to our 1996 Incentive Stock Option Plan, the 2000 Employee Stock Option Plan and the 2000 Directors Stock Option Plan.

(3)
Mr. Noble's ownership includes 935,779 shares held in a living trust, 525,000 shares held in a charitable remainder trust of which he, Ms. Carlson and Ms. Richardson are co-trustees, 34,500 shares held in our 401(k) savings plan and 1,171 shares in our Employee Stock Ownership Plan ("ESOP"). In addition, 237,000 shares are held by Twenty Services, Inc. Mr. Noble beneficially owns 52% of Twenty Services, Inc.

(4)
Mr. Gerlach's ownership includes 90,000 shares held in our 401(k) savings plan, 7,500 shares held by his spouse, 7,000 shares held jointly with his spouse and 982 shares held in our ESOP. Ms. Carlson's ownership includes 35,200 held in the American Equity Officers Rabbi Trust, 33,000 shares held in a charitable lead trust of which she is the trustee, 2,325 shares held in an individual retirement account and 1,173 shares held in our ESOP. Mr. Wingert's ownership includes 18,795 shares held in our 401(k) savings plan, 12,094 shares held in an individual retirement account and 4,851 shares held in the American Equity Officers Rabbi Trust. Ms. Richardson's ownership includes 27,700 shares held in the American Equity Officers Rabbi Trust, 15,847 shares held in our 401(k) savings plan, 13,050 shares held in a charitable lead trust of which she is the trustee and 1,173 shares held on our ESOP. Mr. Matovina's ownership includes 30,000 shares held in an individual retirement account, 1,111 shares held in our ESOP and 1,000 shares held by his spouse. Mr. Clark's ownership includes 5,000 shares held in a 401(k) account.

(5)
In addition to the shares reflected in this table, Mr. Gerlach has a non-qualified deferred compensation agreement with us pursuant to which he will receive shares of Common Stock on a deferred payment basis for services rendered during our initial start-up period. Under this agreement, Mr. Gerlach is entitled to receive 24,285 shares. Mr. Wingert also had a non-qualified deferred compensation agreement with us pursuant to which he was entitled to receive 4,500 shares of Common Stock on a deferred payment basis for services rendered during our initial start-up period. Mr. Wingert received distributions of these shares on January 2, 2009 and March 16, 2009 subsequent to his separation with the Company on January 1, 2009.

(6)
Based on Schedule 13G filed with the SEC on February 9, 2009, by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP reported sole voting power with respect to 4,456,516 shares, sole dispositive power with respect to 4,474,023 shares and no shared voting or dispositive power.

(7)
Based on Schedule 13G filed with the SEC on February 17, 2009, by Pzena Investment Management, LLC. Pzena Investment Management, LLC reported sole voting power with respect to 2,642,177 shares, sole dispositive power with respect to 3,418,013 shares and no shared voting or dispositive power.

(8)
Based on the Schedule 13G filed jointly with the SEC on February 11, 2009, by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (together, "Goldman Sachs Asset Management"). Goldman Sachs Asset Management reported shared voting and dispositive power with respect to 3,353,846 shares and no sole voting or dispositive power.

Corporate Governance

        The Company is committed to the highest standards of business conduct in our relationships with each other and with our customers, agents, national marketing organizations, suppliers, shareholders and others. This requires that we conduct our business in accordance with all applicable laws and regulations and in accordance with the highest standards of business conduct. The Company has established a Code of Business Conduct and Ethics (the "Code of Ethics") to assure uniformity in standards of conduct. The Code of Ethics applies to all of the Company's directors, officers and employees. The Code of Ethics is available under "Corporate Governance" accessible through the "Investor Relations" link on the Company's website at www.american-equity.com. In addition, a copy of the Code of Ethics is available in print. Requests for such should be sent to the Corporate Secretary at 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266.

Majority of Independent Directors

        Our Board of Directors includes twelve members and it has affirmatively determined that the following seven are independent under the requirements of SOX and the NYSE Rules:

Joyce A. Chapman Steven G. Chapman Alexander M. Clark Robert L. Hilton Robert L. Howe A. J. Strickland, III Harley A. Whitfield, Sr.

        Steven G. Chapman is Chairman of the Board of ITA Group, Inc., and until December 31, 2008, also served as Chief Executive Officer. We utilize ITA to provide travel services for agent conventions and meetings. In 2008, we paid ITA approximately $2.1 million for such services including the cost of airline tickets, lodging and onsite meeting services. The aggregate amount of fees we paid to ITA represented less than 1% of ITA's gross revenues in 2008.

        Harley A. Whitfield, Sr. is retired from the law firm of Whitfield & Eddy, P.L.C., a firm we utilize for certain legal services. Mr. Whitfield retains honorary status as "of counsel" with Whitfield & Eddy, but provides no services and receives no compensation in this capacity. The aggregate amount of fees we pay to Whitfield & Eddy annually are immaterial in amount both to us and to Whitfield & Eddy.

        The independent directors meet in executive session as a part of all regular quarterly meetings of the Board of Directors. At each such executive session, the independent directors select by consensus one member to preside over such sessions. The Board has adopted Corporate Governance Guidelines which are posted on our website at www.american-equity.com and are also available in print for any shareholder upon request.

        Any interested parties desiring to communicate with a member (or all members) of the Board of Directors regarding the Company may directly contact such directors by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Corporate Secretary at 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266. All correspondence received by the Corporate Secretary will be categorized and then forwarded to the Board of Directors, the individual director or any group or committee of directors.

Compensation of the Board of Directors

        Directors who are our employees receive no compensation for their services as directors. Each member of the Board of Directors who is not an employee of the Company receives (i) $1,000 per month payable quarterly and (ii) $1,000 per meeting for attending meetings of the Board or meetings of committees of the Board ($500 per meeting for telephonic meetings), plus reimbursement of expenses for attending such meetings. Each Chair of a committee who is not an employee of the Company also receives $1,000 for each additional day such Chair is required to work in preparation for meetings with the exception of the Chair of the Audit Committee who receives $3,000 per month.

        Under the 2000 Director Stock Option Plan, directors who are not employees may receive grants of options to purchase shares of our Common Stock. All options granted have an exercise price equal to the closing public market value of the shares on the date of grant. On June 11, 2008, 10,000 options were granted to each of Mr. Clark, Mr. Hilton, Mr. Howe, Dr. Strickland and Mr. Whitfield. An aggregate of 65,000 options have been granted under this plan with 59,000 options outstanding and 160,000 available for future grants. The directors are encouraged to be shareholders of the Company although there is no written policy requiring the directors to have a specified level of share ownership.

        The following table provides compensation information for 2008 for each member of the Board of Directors that is not an employee:

2008 Directors Compensation
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Joyce A. Chapman	5,500	—	5,500
Steven G. Chapman	6,000	—	6,000
Alexander M. Clark	17,500	5,794	23,294
Robert L. Hilton	20,000	5,794	25,794
Robert L. Howe	53,500	5,794	59,294
A. J. Strickland, III	22,000	5,794	27,794
Harley A. Whitfield, Sr.	24,500	5,794	30,294

(1)
Amounts reflect for each option award, the grant date fair value recognized for financial reporting purposes for fiscal year 2008 pursuant to Statement of Financial Accounting Standard ("SFAS") 123R. No forfeiture of option awards occurred during 2008. For a discussion regarding the assumptions made in the valuation of the option awards, please see Footnote 10 Retirement and Share-Based Compensation Plans in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K. On June 11, 2008, Mr. Clark, Mr. Hilton, Mr. Howe, Dr. Strickland and Mr. Whitfield each received options to purchase10,000 shares of our Common Stock. The per share fair value at the grant date was $2.98. The vesting period for the options is thirty-six months vesting in equal annual installments. Prior to this grant, Mr. Hilton, Dr. Strickland and Mr. Whitfield had previously received grants totaling 3,000 options each under our 2000 Directors Stock Option Plan. At the end of 2008, our non-employee directors had, in the aggregate, 59,000 options outstanding.

Meetings and Committees of the Board of Directors

        The Board of Directors met four times in 2008 and each of the directors attended at least three of the meetings. We currently have five permanent committees described below. Each of the committee members attended at least 75% of the committee meetings. Our policy regarding director attendance at the Annual Meeting of Shareholders is set forth in our Corporate Governance Guidelines which are posted on our website at www.american-equity.com and are also available in print for any shareholder upon request. All of the directors attended the Annual Meeting of Shareholders held June 5, 2008 either in person or by phone.

        The Executive Committee performs the following functions, among others: (i) except as prohibited by applicable law, exercises, between meetings of our Board of Directors, all of the powers and authority of the Board in our direction and management; (ii) reviews corporate matters presented, or to be presented, to our Board; and (iii) makes recommendations to the Board on policy matters. During 2008, the Executive Committee was comprised of James M. Gerlach and David J. Noble and they met monthly. Effective January 1, 2009, Wendy L. Carlson, John M. Matovina and Debra J. Richardson became members of the Executive Committee.

        The Audit Committee performs the following functions, among others: (i) assists the Board of Director's oversight of (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements as they pertain to the financial statements and annual audit process; (c) our independent auditors' qualifications and independence; and (d) the performance of our independent auditors and our internal audit function; and (ii) prepares the annual report required to be prepared by the Audit Committee pursuant to the rules of the SEC. The Audit Committee is governed by a written charter approved by the Board. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The Audit Committee met four times in 2008.

        The Audit Committee is comprised of three independent directors: Robert L. Howe, A. J. Strickland, III and Harley A. Whitfield, Sr. The Audit Committee must include only directors who satisfy the independence requirements under SOX and the NYSE Rules. In addition, all Audit Committee members must have the ability to read and understand financial statements. The Board has determined that all members of the Audit Committee meet such standards. In addition, the Board has determined that Mr. Howe is an "audit committee financial expert," as that term is defined under SOX.

        The Compensation Committee performs the following functions, among others: (i) oversees our compensation and benefit plans and practices related to our chief executive officer; (ii) makes recommendations to the Board of Directors with respect to other senior officers' compensation, incentive-compensation and equity-based plans; and (iii) produces an annual report on executive compensation disclosures as required by the SEC. The Compensation Committee is governed by a written charter approved by the Board. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The annual report of the Compensation Committee is set forth below. The Compensation Committee met twice in 2008.

        The Compensation Committee is comprised of three independent directors: Robert L. Hilton, A. J. Strickland, III and Harley A. Whitfield, Sr. Under the NYSE Rules, the Compensation Committee must be composed entirely of independent directors. The Board has determined that all members of the Compensation Committee meet such standard.

        The Investment Committee performs the following functions, among others: (i) manages our assets and liabilities; (ii) makes recommendations to our Board of Directors regarding investment policy; and (iii) reviews procedures and practices relating to our investment activities. During 2008, the Investment Committee was comprised of James M. Gerlach and David J. Noble and they met monthly. Effective January 1, 2009, Wendy L. Carlson, John M. Matovina and Debra J. Richardson became members of the Investment Committee.

        The Nominating and Corporate Governance Committee performs the following functions, among others: (i) identifies and recommends candidates to fill positions on the Board of Directors; (ii) screens qualifications and backgrounds of director candidates; (iii) develops and recommends corporate governance principles for the Company as required by law; and (iv) evaluates the Board as a whole. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The Nominating and Corporate Governance Committee met once in 2008.

        The Nominating and Corporate Governance Committee is comprised of two independent directors: Robert L. Hilton and Harley A. Whitfield, Sr. Under the NYSE Rules, the Nominating and Corporate Governance Committee must be composed entirely of independent directors. The Board has determined that both members of the Nominating and Corporate Governance Committee meet such standard.

 Information Regarding the Company's Process for Identifying Director Nominees

        The Company is committed to having a Board of Directors comprised of individuals who are accomplished in their fields, have the ability to make meaningful contributions to the Board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

        To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and in accordance with the requirements of our Amended and Restated Bylaws.

        The Nominating and Corporate Governance Committee may apply several criteria in identifying nominees. At a minimum, the Committee shall consider (i) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of our business and affairs and (ii) the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Committee may consider include a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, age, potential conflicts of interest, material relationships with us and independence from management. The Nominating and Corporate Governance Committee also may seek to have the Board represent a diversity of backgrounds and experience.

Audit Committee Disclosures

        The responsibilities of the Audit Committee (the "Committee"), which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight of the Company's financial reporting process on behalf of the Board. Management is responsible for the Company's financial reporting process, the preparation, presentation and integrity of the Company's financial statements, and the systems of internal control, including disclosure controls and procedures and internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as issuing an opinion on the effectiveness of internal controls over financial reporting. The Audit Committee is responsible for monitoring and overseeing the conduct of these activities and for supervising the relationship between the Company and the independent auditor. In fulfilling its oversight responsibilities, the Committee meets regularly with management and the independent auditor, both jointly and separately.

        The Committee reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2008, with management and KPMG, the Company's independent registered public accounting firm. The Committee also reviewed the report of management and KPMG's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K for 2008 filed with the SEC.

        The Committee discussed with KPMG the matters required to be discussed with the Committee by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. The Committee received the written disclosures and letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. KPMG confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

        Based on the review and discussions with management and KPMG referred to above, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the year ended December 31, 2008 be included in the Company's Annual Report on Form 10-K for 2008 filed with the SEC.

        As specified in the Audit Committee charter, the Committee is not responsible for preparing or certifying financial statements, for planning or conducting audits or for determining that the Company's financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. That is the responsibility of management, and where applicable, the independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Committee has relied on (i) management's representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and (ii) the report of KPMG with respect to such consolidated financial statements.

AUDIT COMMITTEE Robert L. Howe, Chair A. J. Strickland, III Harley A. Whitfield, Sr.

Executive Officers

        Executive officers of the Company do not have fixed terms but serve at the pleasure of the Board of Directors. The executive officers of the Company are:

        David J. Noble (age 77) retired as Chief Executive Officer, President and Treasurer of the Company effective January 1, 2009. Mr. Noble will remain as Chairman of the Board of the Company and of American Equity Life. Mr. Noble had served in these capacities since the Company's formation in 1995. Mr. Noble had also served as Chief Executive Officer of American Equity Life since March 2001 and as President of American Equity Life from 1995 until March 2001. Mr. Noble was Chief Executive Officer of Statesman from 1982 through 1994 and was a Director of Statesman (from 1975) and its President (from 1979) until he left to form our Company at the end of 1995. Mr. Noble has been active in the insurance industry for over 50 years. Mr. Noble is a Director of Twenty Services, Inc.

        Wendy L. Carlson (age 48) was appointed Chief Executive Officer and President of the Company effective January 1, 2009. Ms. Carlson had served as Chief Financial Officer and General Counsel of the Company and as General Counsel of American Equity Life since June 1999. Before joining the Company, she served as outside corporate counsel for the Company from its inception in 1995. Ms. Carlson was previously a partner in the firm of Whitfield & Eddy, P.L.C., Des Moines, Iowa, where she practiced law from 1985 until June 1999. She was a corporate attorney for Statesman for over 15 years. Ms. Carlson is also a certified public accountant.

        John M. Matovina (age 54) was appointed Vice Chairman, Chief Financial Officer and Treasurer of the Company effective January 1, 2009. Mr. Matovina had served as our Vice Chairman since June 2003 and has been a Director of our Company since 2000. Prior to being appointed Vice Chairman, Mr. Matovina was a private investor since 1997 and a financial consultant to us from 1997 to 2000. From November 1983 through November 1996, he was a senior financial officer of Statesman and many of its subsidiaries, and, prior to Statesman's acquisition in September 1994, he served as Statesman's Chief Financial Officer, Treasurer and Secretary. Mr. Matovina is a certified public accountant and has more than 25 years experience in the accounting and insurance industries.

        Debra J. Richardson (age 52) was appointed Chief Administrative Officer, Executive Vice President and Secretary of the Company effective January 1, 2009. Ms. Richardson had served as Senior Vice President and Secretary and as a Director, Senior Vice President and Secretary of American Equity Life since June 1996. Ms. Richardson was employed by Statesman from 1977 through April 1996 serving in various positions including Vice President-Shareholder/Investor Relations and Secretary. Ms. Richardson has been involved in the insurance industry for over 25 years.

        Kevin R. Wingert (age 51) resigned as President of American Equity Life and as a Director of the Company effective January 1, 2009. Mr. Wingert was appointed President of American Equity Life in March 2001 and had been a Director since 2002. He served as Vice President of Marketing of that subsidiary from November 1996 until his appointment as President in 2001. He served as Regional Vice President of Marketing for American Life from 1988 to 1996. Mr. Wingert has been active in the insurance industry for over 20 years.

Management Succession Plan

        On November 20, 2008, the Board of Directors approved the implementation of a senior management succession plan. As part of the succession plan, David J. Noble announced that he would retire as the Company's Chief Executive Officer, President and Treasurer, effective January 1, 2009. Mr. Noble will remain as Chairman of the Board.

        Effective January 1, 2009, the Board of Directors appointed Wendy L. Carlson as the Company's Chief Executive Officer and President. Ms. Carlson will no longer serve as Chief Financial Officer and General Counsel. John M. Matovina was appointed as the Company's Vice Chairman, Chief Financial

Officer and Treasurer and Debra J. Richardson was appointed Chief Administrative Officer, Executive Vice President and Secretary.

        Also effective January 1, 2009, Kevin M. Wingert resigned as a Director of the Company and as the President of American Equity Life to focus on forming his own business as a national marketing organization. Ronald J. Grensteiner, American Equity Life's Senior Vice President of Marketing since November 1996, succeeded Mr. Wingert as President. Prior to joining American Equity Life, Mr. Grensteiner was a senior marketing officer at Statesman. The Director position vacated by Mr. Wingert is currently open.

Compensation Discussion and Analysis

        Our compensation policies and programs are designed to:

  •
  attract and retain highly qualified and motivated executive officers and employees;

  •
  encourage and reward achievement of our annual and long-term goals; and

  •
  encourage executive officers and employees to become shareholders with interests aligned with those of other shareholders.

        Section 162(m) of the Internal Revenue Code limits deductible compensation to $1 million for certain named executives, with the exception of "performance-based compensation." Compensation to our executive officers in 2008 and all prior years was below this threshold and thus fully deductible for federal income tax purposes. We anticipate that future compensation will be fully deductible.

        Mr. Noble's Compensation.    David J. Noble is the founder of the Company and has had a compensation program significantly different from the other named executives in this proxy statement and from the chief executive officers of most public companies. The Compensation Committee has consistently made recommendations to implement, and approved, increases in Mr. Noble's compensation to reflect his leadership, the scope of his responsibilities and the Company's growth and profitability; however, from the formation of the Company through 2005, Mr. Noble elected to receive an annual base salary of $60,000 and elected not to receive discretionary annual cash bonuses, which was not consistent with the Compensation Committee's recommendations or actions. Beginning in 2006, the Compensation Committee increased Mr. Noble's base salary to $120,000. In 2007, Mr. Noble's base salary remained $120,000 and the Compensation Committee awarded him a cash bonus of $400,000 to bring his total compensation to a minimum level of $500,000, an amount recommended by the Compensation Committee. In 2008, the Compensation Committee increased Mr. Noble's base salary to $500,000 to maintain this level and he elected not to receive a cash bonus or stock options.

        In light of the management succession plan, Mr. Noble's 2009 compensation program is under review by the Compensation Committee and will be finalized during the course of the year.

        Other Named Executives.    The primary elements of compensation for the named executives in this proxy statement, other than Mr. Noble, include:

  •
  Base pay;

  •
  Discretionary annual cash bonuses;

  •
  Non-equity incentive compensation based on net receipts from new annuity sales; and

  •
  Long-term equity incentive compensation through stock options.

        In light of the management succession plan, the 2009 compensation programs for the named executives are also under review by the Compensation Committee and will be finalized during the course of the year.

        Base Pay and Discretionary Cash Bonuses.    Through December 31, 2008, Mr. Noble made recommendations to the Compensation Committee regarding the amount of base pay and discretionary annual cash bonuses paid to executive officers of the Company, including the named executives, and the Committee reviewed and approved these recommendations. In making such recommendations, Mr. Noble considered the historical levels of compensation of such officers and the financial results and performance of the Company including attainment of sales, asset growth and earnings objectives.

        Non-Equity Incentive Compensation.    A key element of the compensation of all employees of the Company, excluding Mr. Noble, Ms. Carlson, Ms. Richardson and Mr. Wingert, is a cash incentive plan based upon net receipts of premiums from new annuity sales. This plan is available to all employees and is intended to encourage employees to focus on our annual sales goals and to maintain the high levels of service to sales agents and policyholders for which the Company is known. Prior to 2007, the bonus pool consisted of 5 basis points (0.05%) of net premiums received from annuity sales during the six-month periods preceding each semi-annual distribution date. Distributions were made in cash on a pro rata basis equal to the ratio which each employee's gross salary bears to the total payroll expense for the relevant period and the relevant group of participants.

        The Company established the American Equity Investment Employee Stock Ownership Plan ("ESOP") effective July 1, 2007. With the formation of the ESOP, the bonus pool that previously consisted of 5 basis points was changed to 8 basis points. A distribution of 4 basis points is made in cash as described above and 4 basis points is contributed to the ESOP. The principal purpose of the ESOP is to provide each eligible employee with an equity interest in the Company. Employees become eligible once they have completed a minimum of six months of service. Employees become 100% vested after two years of services. In 2008, all of the named executives participated in the ESOP, but Ms. Carlson, Ms. Richardson and Mr. Wingert received increases to their base salaries in lieu of participating in the cash incentive plan.

        Stock Ownership and Long-Term Equity Compensation.    We emphasize long-term equity compensation in our total compensation package for all employees and particularly for senior officers. We believe this helps align the interests of such employees and officers with shareholders and creates an incentive to build our Common Stock value through growth in profitability targets including gross spread earnings on our annuity liability reserves, net operating earnings and return of operating earnings on average equity. Senior officers of the Company are required to own shares of our Common Stock. Although no particular level of stock ownership is required, each of the named executives holds stock in amounts significant to his or her individual net worth. In addition, long-term equity compensation has been provided in the form of stock options granted under employee stock option plans adopted by our Board of Directors and approved by the shareholders.

        All options granted under our employee stock option plans from and after our IPO have an exercise price equal to the closing public market value of the shares on the date of grant. There has been no backdating. Options granted prior to the IPO have an exercise price equal to the fair market value of the shares as determined by our Board of Directors in its discretion. All options granted under our employee stock option plans have vesting periods of either six months or thirty-six months and may be exercised for a period of no more than ten years from the date of grant. The maximum number of shares subject to stock options which may be granted to any employee in any one year is 225,000. The exercise price of an option may be paid in cash, Common Stock or by a promissory note, to the extent permitted by law. We have also established a "cashless exercise" arrangement whereby an optionee delivers an exercise notice and irrevocable instructions to an approved registered broker to sell shares and deliver the exercise price in cash to us.

        To reinforce our emphasis on long-term equity compensation and to better align the interests of our senior officers with those of the shareholders, each of the named executives, excluding Mr. Noble, received options to purchase 40,000 shares of our Common Stock on June 11, 2008. The per share fair market value at the grant date was $3.96. The vesting period for the options is thirty-six months vesting in equal annual installments. Prior to this, options had not been granted since 2004. Mr. Noble received options to purchase 50,000 shares of our Common Stock in 2003 under the 2000 Employee Stock Option Plan. This is the only instance in which Mr. Noble received options.

        Separation Agreement.    The Company entered into a Separation and Release Agreement, effective January 1, 2009, with Kevin M. Wingert. Subject to the terms and conditions of the Separation Agreement, the Company will pay Mr. Wingert his current annual base salary of $350,000 and provide health insurance coverage through December 31, 2010. In addition, Mr. Wingert's unvested options to acquire shares of the Company's stock vested and became exercisable as of December 31, 2008, and each of Mr. Wingert's options shall be exercisable until the tenth anniversary of its issuance. The Separation and Release Agreement also contains restrictive covenants, releases and other customary terms and conditions.

        Change in Control Arrangements.    We have no written employment contracts or separation agreements with any of our officers or employees other than the separation agreement we entered into with Mr. Wingert. To promote retention of senior officers, we have entered into change in control agreements with a small group of our executives including each of the named executives except Mr. Noble. Each January 1 the term of each of these agreements is automatically extended one year unless we have given ninety days notice that we will not extend the term of the agreement. With certain exceptions, an executive is entitled to payments for a period of thirty-six months following a change in control if his or her employment is terminated for certain reasons within thirty-six months following a change in control. Such payments are equal to three times the amount of the executive's base salary plus "target annual bonus" as defined below in Potential Payments Upon Change in Control. These agreements also provide for the continuation of health, dental and life insurance benefits during the thirty-six month period. If payments under these agreements become subject to the "golden parachute" excise tax imposed by Internal Revenue Code Sections 280G and 4999, then the named executives will be entitled to receive an additional "gross-up" payment that is sufficient to pay the golden parachute excise tax and all other taxes, interest and penalties associated with the excise tax and gross-up payment. During the term of the agreement and during the period in which the executive is entitled to continued salary payments, the executive may not (i) solicit or entice any other employee to leave us or our affiliates to go to work for any competitor, or (ii) request or advise a customer or client of ours or our affiliates to curtail or cancel its business relationship with us or our affiliates.

        Non-Qualified Deferred Compensation Arrangements.    We permit senior officers of the Company to defer on an elective basis a specified portion of their base salaries, annual cash bonuses and amounts paid under the cash incentive plan. Any such deferrals must be made pursuant to a non-qualified deferred compensation agreement between the officer and the Company with deferred amounts contributed to the American Equity Officers Rabbi Trust. The investment of deferred amounts is directed by the individual officers and the return on such investments is added to the deferred account balance of such officer. No above market returns are paid on deferred amounts. Ms. Carlson, Ms. Richardson and Mr. Wingert have each invested a portion of their deferred compensation accounts in our Common Stock and dividends paid on our stock have been credited to their accounts. The balance of the deferred compensation accounts will be distributed to each executive who has elected to make such deferrals upon his or her death, disability or separation from service.

        In addition, Mr. Wingert had a separate non-qualified deferred compensation agreement with us pursuant to which he was entitled to receive 4,500 shares of Common Stock on a deferred payment basis for services rendered during our initial start-up period. Mr. Wingert received distributions of these shares on January 2, 2009 and March 16, 2009 pursuant to the Separation and Release Agreement discussed above.

        Perquisites and Other Compensation.    Several of the named executives receive perquisites including car allowances, transportation allowances, payment of private club dues and excess group term life insurance. We offer a package of insurance benefits to all employees including health, dental, long-term disability and life insurance. We have a qualified 401(k) plan for all employees who are eligible after thirty days of employment and attainment of age 18. We match 50% of employee contributions to the plan up to 4% of the employee's total compensation, subject to the limitations specified in the Internal Revenue Code. In addition to the 401(k) plan, all employees participate in the ESOP as previously described.

Compensation Committee Report

        The Compensation Committee of American Equity Investment Life Holding Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE A. J. Strickland, III, Chair Robert L. Hilton Harley A. Whitfield, Sr.

Executive Compensation Tables

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
David J. Noble	2008	500,000	—	—	—	14,624	514,624
Chairman, Chief Executive Officer,	2007	120,000	400,000	—	—	2,308	522,308
President and Treasurer	2006	120,000	—	—	—	—	120,000
Wendy L. Carlson	2008	355,000	22,000	30,800	—	25,954	433,754
Chief Financial Officer and General Counsel	2007	257,000	65,000	—	24,092	18,428	364,520
	2006	225,000	50,000	—	31,867	14,000	320,867
John M. Matovina	2008	225,000	22,000	30,800	13,186	23,137	314,123
Vice Chairman	2007	200,000	40,000	—	29,418	17,947	287,365
	2006	200,000	50,000	—	30,108	14,000	294,108
Debra J. Richardson	2008	355,000	22,000	30,800	—	23,295	431,095
Senior Vice President and Secretary	2007	257,000	65,000	—	24,092	18,395	364,487
	2006	225,000	50,000	—	31,867	13,967	320,834
Kevin R. Wingert	2008	350,000	22,000	17,600	—	26,846	416,446
Former President, American Equity Life	2007	257,000	65,000	—	24,092	17,618	363,710
	2006	225,000	50,000	—	31,867	13,189	320,056

(1)
Represents the amounts recognized, for the fiscal year ending December 31, 2008, for financial reporting purposes pursuant to SFAS 123R for options granted in the last fiscal year as well as options granted in prior years that continued to vest during the years reported above. No forfeitures of option awards occurred during 2008. For a discussion regarding the assumptions made in the valuation of the option awards, please see Footnote 10 Retirement and Share-Based Compensation Plans in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K .

(2)
Includes cash incentive plan awards based upon net receipts of premiums from new annuity sales as previously described above under "Non-Equity Incentive Compensation" in the Compensation Discussion and Analysis.

(3)
Mr. Noble's amount in 2008 consisted of $10,269 for the ESOP, $400 for transportation allowance and $3,955 for excess group term life insurance. Ms. Carlson's amount in 2008 consisted of $9,600 for car allowance, $4,600 for the employer matching contribution to our 401(k) savings plan ("401(k) match"), $8,286 for the ESOP, $400 for transportation allowance, $2,798 for private club dues and $270 for excess group term life insurance. Mr. Matovina's amount in 2008 consisted of $9,600 for car allowance, $4,600 for the 401(k) match, $8,095 for the ESOP, $400 for transportation allowance and $442 for excess group term life insurance. Ms. Richardson's amount in 2008 consisted of $9,567 for car allowance, $4,600 for the 401(k) match, $8,286 for the ESOP, $400 for transportation allowance and $442 for excess group term life insurance. Mr. Wingert's amount in 2008 consisted of $8,790 for car allowance, $4,600 for the 401(k) match, $12,614 for the ESOP, $400 for transportation allowance and $442 for excess group term life insurance.

        The following table provides information regarding grants of plan-based awards including the stock options and non-equity incentive compensation granted to the named executives during 2008.

Grants of Plan-Based Awards for 2008
Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1) (Target) ($)	All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($)/sh	Grant Date Fair Value of Option Awards(3) ($)/sh
David J. Noble	—	—	—	—	—
Wendy L. Carlson	6/11/2008	—	40,000	10.85	3.96
John M. Matovina	5/23/2008	6,778	—	—	—
	6/11/2008	—	40,000	10.85	3.96
	12/3/2008	6,408	—	—	—
Debra J. Richardson	6/11/2008	—	40,000	10.85	3.96
Kevin R. Wingert	6/11/2008	—	40,000	10.85	3.96

(1)
Reflects amounts paid pursuant to the Company's cash incentive plan as previously described above under "Non-Equity Incentive Compensation" in the Compensation Discussion and Analysis.

(2)
Each of these awards were granted pursuant to the Company's 2000 Employee Stock Option Plan.

(3)
Represents the per share fair value of the stock options as of the date of the grant calculated in accordance with SFAS 123R.

        The following table provides information about unexercised stock options to acquire our Common Stock granted to named executives. All of such options granted prior to 2008 are fully vested and have a ten-year term. Options granted June 11, 2008, have a thirty-six month vesting period, vesting occurring in equal annual installments and a ten-year term.

Outstanding Equity Awards at December 31, 2008
Name	Option Grant Date	Option Vest Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David J. Noble	12/4/2003	6/30/2004	50,000	—	$9.00	12/4/2013
Wendy L. Carlson	6/7/1999	12/31/1999	52,500	—	7.33	6/7/2009
	5/5/2000	11/30/2000	15,000	—	9.67	5/5/2010
	12/29/2000	6/30/2001	30,000	—	9.67	12/29/2010
	12/4/2003	6/30/2004	20,000	—	9.00	12/4/2013
	6/10/2004	12/31/2004	20,000	—	11.00	6/10/2014
	12/31/2004	6/30/2005	20,000	—	10.77	12/31/2014
	6/11/2008	6/11/2011	—	40,000	10.85	6/11/2018
John M. Matovina	12/4/2003	6/30/2004	20,000	—	9.00	12/4/2013
	6/10/2004	12/31/2004	20,000	—	11.00	6/10/2014
	12/31/2004	6/30/2005	20,000	—	10.77	12/31/2014
	6/11/2008	6/11/2011	—	40,000	10.85	6/11/2018
Debra J. Richardson	4/14/1999	10/31/1999	33,000	—	7.33	4/14/2009
	5/5/2000	11/30/2000	17,250	—	9.67	5/5/2010
	12/29/2000	6/30/2001	30,000	—	9.67	12/29/2010
	12/4/2003	6/30/2004	20,000	—	9.00	12/4/2013
	6/10/2004	12/31/2004	20,000	—	11.00	6/10/2014
	12/31/2004	6/30/2005	20,000	—	10.77	12/31/2014
	6/11/2008	6/11/2011	—	40,000	10.85	6/11/2018
Kevin R. Wingert	4/14/1999	10/31/1999	17,069	—	7.33	4/14/2009
	5/5/2000	11/30/2000	15,000	—	9.67	5/5/2010
	12/29/2000	6/30/2001	45,000	—	9.67	12/29/2010
	12/4/2003	6/30/2004	20,000	—	9.00	12/4/2013
	6/10/2004	12/31/2004	20,000	—	11.00	6/10/2014
	12/31/2004	6/30/2005	20,000	—	10.77	12/31/2014
	6/11/2008	6/11/2011	—	40,000	10.85	6/11/2018

        The following table provides information concerning our non-qualified deferred compensation arrangements, including deferred compensation agreements with certain of the named executives permitting them to defer on an elective basis a specified portion of their base salaries, annual cash bonuses and amounts paid under the cash incentive plan. Deferred amounts are contributed to individual accounts within the American Equity Officers Rabbi Trust and investments in such accounts are self-directed by the officer who is the beneficiary of the account. All such investments are made on open market terms. There were no withdrawals or distribution of any deferred amounts during 2008.

Non-Qualified Deferred Compensation for 2008
Name	Executive Contributions in 2008(1) ($)	Aggregate Earnings in 2008 ($)	Aggregate Balance at 12/31/08 ($)
David J. Noble	380,000	9,868	789,868
Wendy L. Carlson	24,500	2,376	212,126
Debra J. Richardson	2,500	6,256	219,053
Kevin R. Wingert	—	340	34,298

    (1)
    Amounts in this column are included within the salary, bonus and non-equity incentive plan compensation reported in the Summary Compensation Table.

        The following table sets forth information concerning plans and arrangements we have with our directors, officers and employees under which they have received equity-based rights to receive shares of our Common Stock. We have granted options under the 1996 Stock Option Plan, the 2000 Employee Stock Option Plan and the 2000 Directors Stock Option Plan.

Equity Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,831,688	9.27	432,313
Equity compensation plans not approved by shareholders	—	—	—

Total	1,831,688	9.27	432,313

Potential Payments Upon Change in Control

        We have no employment contracts or separation agreements with any of our employees other than the separation agreement we entered into with Mr. Wingert on January 1, 2009. As discussed below, we do have change in control agreements with a small group of senior officers including each of the named executives, except Mr. Noble, which would provide payments and benefits to them in the event of the termination of their employment under certain circumstances following a change in control. In the absence of a change in control, however, regardless of the manner in which the termination of employment occurs (with the exception of death, disability and retirement for certain benefits), the named executives would be entitled only to the following:

  •
  Base salary to the termination date (two-week notice of termination by either the employer or employee is required), with no right to receive any cash bonus or incentive amounts not paid prior to notice of termination;

  •
  The right to exercise vested stock options within thirty days of the termination date;

  •
  Distribution of the executive's 401(k) account;

  •
  Distribution of the executive's account, if any, pursuant to any deferred compensation arrangements including elective deferrals of salary, bonus and/or incentive, and earnings thereon;

  •
  COBRA benefits for the purchase of medical and dental insurance; and

  •
  The right to convert group life insurance to an individual policy without proof of insurability, at the executive's ongoing expense.

        Under the change in control agreements, the named executives would have additional rights in the event of the termination of their employment following a change in control in defined circumstances including discharge without "cause" or voluntary resignation for "good reason". A "change in control" is defined to include: (i) the acquisition by any person of 35% of the combined voting power of the Company; (ii) during two consecutive years a majority of the directors originally on the Board (and with certain designated successors) cease to constitute a majority of the Board; (iii) a merger with another entity in which our voting securities cease to represent at least 50% of the combined voting power of the surviving entity; or (iv) the sale of substantially all of the assets of the Company in a plan of complete liquidation. During the term of the agreement and during the period in which the executive is entitled to continued salary payments, the executive may not (i) solicit or entice any other employee to leave us or our affiliates to go to work for any competitor, or (ii) request or advise a customer or client of ours or our affiliates to curtail or cancel its business relationship with us or our affiliates.

        If a termination occurs within thirty-six months following a change in control which meets all of the definitions, terms and conditions of the named executive's change in control agreement, the executive would be entitled to the following in addition to the items set forth in the bullets above:

  •
  Salary continuation payments for three years;

  •
  A cash lump sum equal to the amount of the "target annual bonus" that the executive would receive for the year in which the executive's termination occurs, prorated through the date of termination;

  •
  A cash lump sum equal to three times the executive's "target annual bonus";

  •
  An amount equal to a full gross-up for any excise tax incurred by the named executive as a result of receiving change in control payments; and

  •
  Continuation of health, dental and life insurance benefits during the salary continuation period.

        We interpret the term "target annual bonus" to mean the aggregate amount of discretionary cash bonuses received by the executive during the fiscal year immediately preceding a change in control, and non-equity incentive compensation based on net premiums from sales during the year in which the termination occurs.

        The following table sets forth the estimated amount of compensation each of the named executive officers, other than Mr. Noble and Mr. Wingert, would receive in the event of an eligible termination following a change in control, assuming such termination had occurred at December 31, 2008. No pro-rated portion of "target annual bonus" amounts is included for the year of termination since such amounts would be immaterial for a termination occurring on December 31.

Potential Payments Upon a Change in Control
Name	Base Salary ($)	Bonus ($)	Value of Acceleration of Options(1) ($)	Excise Tax Gross Up(2) ($)	Group Insurance Benefits ($)	Total ($)
Wendy L. Carlson	1,065,000	66,000	323,400	212,040	16,859	1,683,299
John M. Matovina	675,000	66,000	245,400	141,043	31,934	1,159,377
Debra J. Richardson	1,065,000	66,000	306,398	—	33,059	1,470,547

(1)
Our employee stock option agreements provide for automatic vesting of stock options upon a change in control or upon death or disability. For information concerning the outstanding options which each of the named executives could exercise within thirty days after any termination, see the Outstanding Equity Awards Table above.

(2)
This calculation assumes a total effective rate of state and federal income taxes of 42%.

Separation Agreement with Mr. Wingert

        The Company entered into a Separation and Release Agreement, effective January 1, 2009, with Kevin M. Wingert. Subject to the terms and conditions of the Separation Agreement, the Company will pay Mr. Wingert his current annual base salary of $350,000 and provide health insurance coverage at a cost of $9,600 annually through December 31, 2010. In addition, Mr. Wingert's unvested options to acquire shares of the Company's stock vested and became exercisable as of December 31, 2008, and each of Mr. Wingert's options shall be exercisable until the tenth anniversary of its issuance. The exercise price of the options that were accelerated exceeded their fair market value at December 31, 2008. The Separation Agreement also contains restrictive covenants, releases and other customary terms and conditions.

Policy Regarding Related Person Transactions

        We recognize that Related Person Transactions (as defined below) may raise questions among shareholders as to whether those transactions are consistent with the best interests of the Company and its shareholders. It is our policy to enter into or ratify Related Person Transactions only when the Board of Directors, acting through our Audit Committee or as otherwise described herein, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, the Company has adopted the procedures set forth below for the review, approval or ratification of Related Person Transactions.

        In order to deal with the potential conflicts inherent in such transactions, our Audit Committee adopted a policy regarding Related Person Transactions. For the purposes of this policy, a "Related Person Transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest, and a "related person" means:

  •
  any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

  •
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  any immediate family member of any of the foregoing persons; and

  •
  any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

        Any proposed transaction with a related person shall be consummated or amended only if the following steps are taken:

  •
  The general counsel will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

  •
  If the general counsel determines that the proposed transaction is a Related Person Transaction, the proposed transaction shall be submitted to the Audit Committee for consideration at the next committee meeting or, in those instances in which the general counsel, in consultation with the chief executive officer or the chief financial officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the chairman of the Audit Committee (who has been delegated authority to act between committee meetings).

  •
  The Audit Committee, or where submitted to the chairman of the committee, the chairman, shall consider all of the relevant facts and circumstances available to the committee or the chairman, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

  •
  The Audit Committee (or the chairman) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the committee (or the chairman) determines in good faith. The Audit Committee or chairman, as applicable, shall convey the decision to the general counsel, who shall convey the decision to the appropriate persons within the Company.

        At the Audit Committee's first meeting of each fiscal year, the committee shall review any previously approved Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company's contractual obligations, the committee shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the Related Person Transaction.

        No member of the Audit Committee shall participate in any review, consideration, or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the related person.

 Certain Relationships and Related Party Transactions

        ITA Group.    Steven G. Chapman, a member of our Board of Directors, is Chairman of the Board of Directors and former Chief Executive Officer of ITA Group, Inc. ("ITA"), a travel services firm we use in connection with agent conventions and meetings. Mr. Chapman served as Chief Executive Officer through December 31, 2008 and continues as the senior executive of ITA in his role as Chairman of the Board. He owns approximately 4.6% of the total equity capital of ITA. In 2008, we paid ITA approximately $2.1 million for travel and travel related services including air fare, other transportation, lodging and meeting management services, which represented less than 1% of ITA's gross revenues. A significant portion of our payments to ITA are reimbursements for direct costs of transportation and lodging. We continue to utilize ITA for our 2009 agent conventions and meetings and we anticipate that total payments to ITA in 2009 will be comparable to those in 2008. Our Audit Committee has ratified all transactions with ITA pursuant to our policy for transactions with related persons as described above.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act generally requires the officers and directors of a reporting company, and persons who own more than ten percent of a registered class of a reporting company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on our review of the copies of such reports received by us, or upon written representations received from certain reporting persons, we believe that during 2008, our officers, directors and ten-percent shareholders complied with all Section 16(a) filing requirements applicable to them.

OTHER INFORMATION

Shareholder Proposals for the 2010 Annual Meeting

        Shareholder proposals to be considered for inclusion in our proxy statement for the Annual Meeting to be held in 2010 or shareholder proposals to be presented from the floor of the meeting must be submitted in writing to Debra J. Richardson, Chief Administrative Officer, Executive Vice President and Secretary, 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266, and must comply with SEC rules in order to be eligible for inclusion in our proxy material for our 2010 meeting.

        A shareholder may present a proposal for inclusion in our proxy statement if such shareholder (i) is a record or beneficial owner of at least one percent or $2,000 in value of shares entitled to be voted at the meeting and has held the shares for at least one year prior to the time the proposal is submitted; and (ii) continues to own the shares through the date of the meeting. Any such proposal must be received by us prior to December 31, 2009.

        In addition, under our Amended and Restated Bylaws, a shareholder who desires to present a proposal from the floor of the 2010 Annual Meeting must submit the proposal between March 6, 2010 and April 5, 2010. Any such proposal must set forth as to each matter such shareholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

Annual Report on Form 10-K

        Any shareholder who desires to obtain additional copies, free of charge, of our Annual Report on Form 10-K for the year ended December, 31, 2008, (including our audited consolidated financial statements and financial statement schedules) as filed with the SEC, may contact Julie L. LaFollette, Director of Investor Relations, at 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266 (1-888-221-1234, ext. 3602).

Annual Report to Shareholders

        Simultaneously with the mailing of this proxy statement, we are mailing our 2008 Annual Report and Form 10-K to all shareholders of record on April 9, 2009.

 APPENDIX A

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
2009 EMPLOYEE INCENTIVE PLAN

        WHEREAS, the Board of Directors of American Equity Investment Life Holding Company (the "Company") deem it in the best interest of the Company that certain employees and officers of the Company and its affiliates be provided an incentive to generate stockholder value by contributing to the appreciation of the Company and its affiliates, to provide an incentive for them to generate stockholder value by contributing to the appreciation of the Company's stock price and to enable them to participate in the growth of the Company by granting awards with respect to the Company's Common Stock, as a means of assuring their maximum effort and continued association with the Company; and

        WHEREAS, the Board believes that the Company can best obtain these and other benefits by providing for the grant of equity awards consisting of or based on the Common Stock of the Company, pursuant to this Plan;

        NOW, THEREFORE, the Board does hereby adopt this 2009 Employee Incentive Plan, subject to approval, within twelve (12) months of the date of adoption, by at least a majority of the shares voting at a stockholder's meeting, and subject to any necessary authorizations from any governmental authority.

ARTICLE I
Definitions

        Except where the context otherwise indicates, the following definitions apply:

        1.1.  "Affiliate" means parent or subsidiaries of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company which become such after adoption of the Plan.

        1.2.  "Agreement" means a written agreement granting an Award that is executed by the Company and the Participant.

        1.3.  "Award" means any Option, SAR, RSA, or RSU convertible into or otherwise based on Common Stock granted under the Plan.

        1.4.  "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person who is properly reporting on Schedule 13G shall not be treated as a Beneficial Owner for purposes of the Plan.

        1.5.  "Board" means the Board of Directors of the Company.

        1.6.  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

        1.7.  "Committee" means the committee of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee. When awards intended to qualify under 162(m) of the Code are granted, the Committee will be comprised solely of 2 or more independent directors.

        1.8.  "Common Stock" or "Stock" means the common stock, par value $1.00 per share of the Company.

        1.9.  "Company" means American Equity Investment Life Holding Company, an Iowa corporation.

        1.10.  "Competitive Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company or (iii) any attempt directly or indirectly to induce any employee or agent of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

        1.11.  "Corporate Change in Control" shall be deemed to have occurred upon the first of the following events:

          (1)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction which is a merger or consolidation;

          (2)   the election to the Board, without the recommendation or approval of a majority of the incumbent Board (as of the date of approval of the Plan by the Board of Directors), of Directors constituting a majority of the number of Directors of the Company then in office, provided, however, that Directors whose election or appointment following the effective date of the Plan is approved by a majority of the members of the incumbent Board shall be deemed to be members of the incumbent Board for purposes hereof, provided further that Directors whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company will not be considered as members of the incumbent Board for purposes of this paragraph (2); or the occurrence of any other event which a majority of the incumbent Board in its sole discretion determines should be considered a Corporate Change in Control.

        1.12.  "Corporate Transaction" means any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company (or an Affiliate) is not the surviving corporation or which results in the acquisition of all or substantially all of the then outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all of the Company's assets or (iii) a dissolution or liquidation of the Company. Where a Corporate Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) as determined by the Committee, the Corporate Transaction shall be deemed to have occurred upon consummation of the transaction.

        1.13.  "Covered Employee" means a "covered employee" as set forth in Section 162(m).

        1.14.  "Covered Transaction" means a Corporate Change in Control or a Corporate Transaction.

        1.15.  "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option and payment of the exercise price in accordance with the terms of Article VI hereof.

        1.16.  "Date of Grant" means the date on which an Award is granted under the Plan.

        1.17.  "Designated Beneficiary" means the beneficiary as designated in writing by a Participant.

        1.18.  "Designated Employee" means an employee designated by the Committee, in its sole discretion, as a "Designated Employee" for purposes of the Plan at any time prior to the effective date of a Corporate Transaction.

        1.19.  "Detrimental Activity" shall include any action or failure to act that, in the sole determination of the Committee: (i)(a) constitutes financial malfeasance that is materially injurious to the Company, (b) violates the Company's Code of Conduct, (c) results in the Company's restatement of its earnings, financial results or financial statements or (d) results in a violation or breach of law or contract that is materially injurious to the Company or (ii) violates any non-competition, non-disclosure or non-solicitation agreement with the Company, or in the event that the Participant has not entered into any such agreement with the Company, the Participant engages in any "Competitive Activity".

        1.20.  "Director" means a member of the Board of Directors of the Company or any Affiliate.

        1.21.  "Disability"means permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

        1.22.  "Eligible Individual" means any Employee or Director who is also an Employee. Persons who are Directors of the Company who are not also Employees shall not be Eligible Individuals.

        1.23.  "Employee" means any employee of the Company or an Affiliate.

        1.24.  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

        1.25.  "Expiration Date" means the latest date on which an Award requiring exercise may be exercised pursuant to the Award agreement.

        1.26.  "Fair Market Value" means, (i) with respect to Stock, (a) for so long as such Stock is readily tradable on an established securities market (within the meaning of Section 409A), the closing price on the day of the grant or measurement or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date, and (b) otherwise, the fair market value of such Stock determined by the Committee by a reasonable application of a reasonable valuation method (within the meaning of Section 409A); and, (ii) with respect to any other property, the fair market value of such property as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose from time to time.

        1.27.  "For Cause" shall be deemed to include, but is not limited to, dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by a Participant of any provision of any employment, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and conduct substantially prejudicial to the business of the Company or an Affiliate. The determination of the Committee as to the existence of circumstances warranting a termination For Cause shall be conclusive. Notwithstanding the foregoing, in the event that the Participant is a party to an effective employment or similar agreement with the Company or an Affiliate which contains a "cause" definition, such definition shall be controlling for purposes of the Plan.

        1.28.  "Incentive Stock Option" or "ISO" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

        1.29.  "Involuntary Employment Action" as to a Participant means the involuntary termination of a Participant's employment with the Company following a Covered Transaction, other than For Cause, upon the occurrence of any of the following circumstances: (i) any adverse and/or material alteration and diminution in the Participant's authority, duties or responsibilities (other than a mere change in title or reporting relationship) as they existed immediately prior to the Covered Transaction or as the same may be increased from time to time thereafter, (ii) a reduction of the Participant's base salary or a reduction in targeted bonus opportunity, in each case as in effect on the date prior to the Covered Transaction or as the same may be increased from time to time thereafter; or (iii) relocation of the offices at which the Participant is employed which increases his or her daily commute by more than 100 miles on a round trip basis; provided, however, that in any case the Participant notifies the Chief Legal Officer or the Vice President of Human Resources of the Company in writing of the basis for his or her involuntary termination within thirty (30) days of the occurrence of the circumstances and the Company does not cure such circumstance within thirty (30) days thereafter. A broad Company restructuring and/or reduction in workforce which affects more than five percent (5%) of the then currently employed Employees will not constitute an Involuntary Employment Action,

        1.30.  "Non-qualified Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

        1.31.  "Option" means an option to purchase Shares for a specified period of time at a specified price.

        1.32.  "Option Period" means the period during which an Option may be exercised.

        1.33.  "Option Price" means the price per Share at which an Option may be exercised, provided, however, that the Option Price shall not be less than the Fair Market Value of a Share as of the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Optionee who is a Ten-percent Stockholder, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value on the Date of Grant. The Option Price of any Option shall be subject to adjustment to the extent provided in Article X hereof, subject to Section 6.3 hereof.

        1.34.  "Optionee" means an Eligible Individual to whom an Option has been granted.

        1.35.  "Participant" means a person selected by the Committee to receive an Award under the Plan.

        1.36.  "Performance Criteria" means specified criteria the satisfaction of which is a condition to the grant, exercisability, vesting, payment or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall be based on objectively determinable measures of performance relating to any of or to any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in combinations thereof); sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; acquisitions and divestitures(in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Committee shall be based on achievement of an objectively determinable performance goal. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria. Prior to the grant, exercisability, vesting, payment or full enjoyment of the Performance Award, as the case may be, the Committee will determine whether the Performance Criteria have been attained, will certify the determination in writing, and such determination will be conclusive. If the Performance Criteria are not attained, no other Award will be provided in substitution of the Performance Award with respect to which such Performance Criteria have not been met.

        1.37.  "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include: (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation or other business entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        1.38.  "Plan" means the American Equity Investment Life Holding Company 2009 Employee Incentive Plan.

        1.39.  "Restricted Period" has the meaning set forth in Section 8.2.

        1.40.  "Restricted Stock Award" or "RSA" has the meaning set forth in Section 8.2.

        1.41.  "Restricted Stock Unit" or "RSU" has the meaning set forth in Section 8.1.

        1.42.  "Retirement" as to any employee of the Company or any of its Affiliates shall mean such person's leaving the employment of the Company and its Affiliates after reaching age 55 with ten (10) years of service with the Company or its Affiliates, but not including pursuant to any termination For Cause or pursuant to any termination for insufficient performance, as determined by the Company.

        1.43.  "Section 162(m)" means Section 162(m) of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

        1.44.  "Section 409A" means Section 409A of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

        1.45.  "Section 422" means Section 422 of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

        1.46.  "Stock Appreciation Right" or "SAR" has the meaning set forth in Section 7.1.

        1.47.  "Share" means a share of Common Stock.

        1.48.  "Ten-percent Stockholder" means, in accordance with the rules of Section 424(d) of the Code, a person owning stock with more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate.

ARTICLE II
Purpose

        2.1.  The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Individuals of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company.

ARTICLE III
Administration

        3.1.  The Committee shall administer the Plan and shall have plenary authority and discretion, subject to the provisions of the Plan, to select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan, determine eligibility for and grant Awards, determine, modify or waive the terms and conditions of any Award, prescribe forms, rules and procedures and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Committee will exercise its discretion consistent with qualifying the Award for that exception. In making these determinations, the Committee may take into account the nature of the services rendered by the Participants, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. The determinations of the Committee on the matters referred to in this Article III shall be binding and final.

        Notwithstanding anything else, transactions under this Plan, to the extent they would otherwise be subject to Section 16 of the Exchange Act, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Exchange Act ("Rule 16b-3"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. Consistent with the above requirements, the Committee may delegate such of its duties, powers and responsibilities as it may determine (and in the event of any such delegation, references herein to the Committee shall include the person or persons so delegated to the extent of such delegation).

        In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), to the extent necessary, the Committee shall establish in writing Performance Criteria no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year of more, no later than 90 days after the commencement of the performance period; and, for periods of less than one year, before twenty-five percent (25%) of the performance period has elapsed); provided, however, that goals so established by the Committee may be adjusted by the Committee after the initial determination only to the extent permitted under Section 162(m).

ARTICLE IV
Eligibility

        4.1.  All Eligible Individuals are eligible to be Participants in the Plan.

ARTICLE V
Stock Subject to the Plan

        5.1.    Number of Shares Reserved.    Subject to adjustment as provided in Article X hereof, the maximum number of Shares that may be delivered under or in satisfaction of Awards under the Plan is 2,500,000 Shares.

        5.2.    Unvested Awards Available for Grant.    If an Award expires or terminates for any reason without having been fully exercised, the unissued Shares which had been subject to such Award shall become available for the grant of additional Awards.

        5.3.    Reversion to the Plan.    For the avoidance of doubt, if an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant's purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan in an amount determined in accordance with Section 5.1. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash or other property (other than shares of Stock) and shall be treated as forfeited and shall again be available for issuance under the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced as provided in Section 7. Shares of Stock withheld from an Award in satisfaction of withholding taxes as described in Section XV or in payment of the exercise price of any Award requiring exercise shall not again be available for issuance under the Plan.

        5.4.    Certain Other Company Awards.    Common Stock issued under awards granted by another company ("other company awards") and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the shares available for Awards under the Plan; provided, that the maximum number of shares that may be issued pursuant to Incentive Stock Options (as defined below) shall be determined in a manner consistent with Section 422 and the rules thereunder.

        5.5.    Limit on Individual Grants.    The following limits on individual Awards shall apply: The maximum number of shares of Common Stock subject to Options granted to any Participant, and that may be granted as SARs, RSUs and RSAs pursuant to Sections 7 or 8 to any Participant, shall not exceed an aggregate of 75,000 in any calendar year, subject in each case to adjustment under Section X.

ARTICLE VI
Stock Options

        6.1.    Designation of Options as Incentive or Non-qualified.    Options granted under the Plan shall be either Incentive Stock Options ("ISOs") or Non-qualified Stock Options ("NQSOs"), as designated by the Committee. Each Option granted under the Plan shall be clearly identified either as an ISO or a NQSO and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. In the event the Committee shall fail to identify any Option granted as an ISO or NQSO, such Option shall be a NQSO. Options granted to Eligible Individuals shall be subject to the terms and conditions set forth in this Article VI hereof and such other terms and conditions not inconsistent with this Plan as the Committee may specify. All ISOs shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations. The Committee shall determine the number of shares subject to each Option and the exercise price therefore, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. An ISO granted to an employee described in Section 422(b) of the Code must have an exercise price that is not less than 110% of such fair market value.

        6.2.    Option Period.    The Option Period for Options granted to Eligible Individuals shall be determined by the Committee, subject to such terms and conditions as the Committee may specify in the Award Agreement or thereafter; provided, however, that (a) an Option shall not be exercisable after ten years (five years in the case of an ISO granted to a Ten-Percent Stockholder) from its Date of Grant; and (b) in the case of the termination of employment of an Optionee, or the death or disability of an Optionee, the Option Period shall be as set forth in Section 9.7 below. Notwithstanding anything contained herein to the contrary, an ISO may not be exercised after the period provided in Treas. Reg. Section 1.422-2(a)(2)(iii) and Treas. Reg. Section 1.422-2(d).

        6.3.    Notice of Exercise.    An Option may, subject to the terms of the applicable Award Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 6.4 hereof.

        6.4.    Payment of Exercise Price.    Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the

Committee, in its sole discretion, may provide in an Award Agreement that part or all of such payment may be made by the Optionee in one or more of the following manners:

  (i)
  By delivery (including constructive delivery) to the Company of Shares valued at Fair Market Value on Date of Exercise; or

  (ii)
  By delivery on a form prescribed by the Committee of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares and promptly deliver cash to the Company.

        6.5.    Minimum Exercise.    No Option may be exercised for less than one hundred (100) shares.

        6.6.    Minimum Vesting Period.    In the absence of a specified vesting schedule established by the Committee and set forth in the applicable agreement evidencing the grant of any options, all options will vest six months after the date of grant. Should the employment of any Optionee be terminated for any reason (except death or disability) with or without cause, prior to the expiration of six months or the vesting schedule established by the Committee, whichever is the later, the Optionee will forfeit all options not fully vested on the effective date of such termination.

        6.7.    Acceleration of Vesting.    If an Option contains a vesting schedule or has not become totally exercisable as of the date of any of the following events, such vesting schedule will automatically be accelerated, and/or any other restrictions to exercise may be removed upon the happening of any of the following events:

            (i)  The death of the Optionee;

           (ii)  The Disability of the Optionee;

          (iii)  A Corporate Change of Control as defined herein.

ARTICLE VII
Stock Appreciation Rights

        7.1.    Grant of SARs.    Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the base value of the rights ("SARs"). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards, or other property, and may define the manner of determining the excess in value of the shares of Common Stock. The committee shall fix the base value of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant.

        7.2.    Terms and Conditions.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. At the time of the grant of an SAR, the Committee may impose such restrictions or conditions to the vesting of such SAR as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. To the extent that a grant of an SAR is to vest based solely upon the continued employment of the Participant, such SAR shall vest six months after the date of the grant. The Expiration Date of each SAR shall be ten (10) years from the date of grant thereof, or at such earlier time as the Committee shall state in the Award Agreement.

        7.3.    No Net Share Counting.    SARs to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan under Section 5.1 regardless of the number of shares of Common Stock issued upon settlement of the SAR.

 ARTICLE VIII
RESTRICTED STOCK UNITS, RESTRICTED STOCK AWARDS AND
OTHER AWARDS

        8.1.    Restricted Stock Units.    The Committee may grant Awards consisting of units representing shares of Common Stock ("RSUs"). Each RSU shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more shares of Common Stock or, if specified in the Award, cash equal to the Fair Market Value of the Award, in any case subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. No Participant or Designated Beneficiary holding RSUs shall be treated as a stockholder with respect to the shares of Common Stock subject to the Award unless and until such shares are actually delivered under the Award. RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered. The Committee may make Awards of RSUs that are subject to restrictions or forfeiture on such terms and conditions as the Committee may determine from time to time.

        8.2.    Restricted Stock Awards.    The Committee may grant Awards of shares of Common Stock subject to forfeiture ("RSAs") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of RSAs may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Shares of RSAs shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of RSAs shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such shares, along with any certificates, to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

        8.3.    Terms and Conditions.    At the time of the grant of RSUs or RSAs, the Committee shall determine the price, if any, to be paid by the Participant for each share subject to the Award. At the time of the grant of RSUs or RSAs the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. To the extent that a grant of Awards is to vest based solely upon the continued employment of the Participant, such Award shall vest pursuant to a schedule as the Committee may determine.

ARTICLE IX
GENERAL PROVISIONS APPLICABLE TO AWARDS

        9.1.    Documentation and Legal Conditions on Delivery of Stock.    Each Award shall be evidenced by a written document delivered to the Participant or agreement executed by the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, or if the Company determines that the registration statement covering the sale of Stock is not available, the Company may defer the sale until such time as it determines that the registration statement is available and may delay the applicability of any provisions of the Award during any period of unavailability. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

        9.2.    Performance Criteria.    The Committee may establish Performance Criteria on which the granting of Awards, or the vesting of Awards, will be subject. The Committee shall determine whether any Performance Criteria so established have been achieved, and if so to what extent, and its determination shall be binding on all persons.

        9.3.    Application of Code Section 409A.    Awards under the Plan are intended either to be exempt from the rules of Section 409A or to satisfy those rules, and shall be construed accordingly. Granted Awards may be modified at any time, in the Committee's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A. In the event a Participant is prohibited from executing market trades by reason of the application of the federal securities laws or for any other reason determined by the Committee, the Committee may extend the exercise period of an Award to the extent permitted by Section 409A.

        9.4.    Committee Discretion.    Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise expressly provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or any time thereafter.

        9.5.    Dividends and Cash Awards.    In the discretion of the committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

        9.6.    Leaves of Absence.    Awards held by a Participant on an approved leave of absence shall continue to vest in accordance with their terms during the leave of absence as if the Participant was an active employee unless otherwise agreed to in writing between the Company and the Participant or otherwise set forth in the Award agreement; provided, however, in the event of an ISO, such leave of absence shall not exceed ninety (90) days unless reemployment is guaranteed by law or contract.

        9.7.    Termination of Employment.    Unless the Committee expressly provides otherwise, the following rules shall apply in connection with the cessation of a Participant's employment with the Company and its Affiliates. Immediately upon the cessation of the Participant's employment with the Company and its Affiliates, an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:

  (1)
  Disability or Death of Participant.    If a Participant's employment with the Company is terminated because of his death or disability, his Award privileges, including any Awards the vesting of which have been accelerated pursuant to Section 6.7 herein, shall expire unless exercised within one (1) year after the date that his employment was terminated. In the event of the death of the Participant, his Awards may be exercised by the Participant's designated beneficiary. With the exception of the provisions of Section 6.7 herein, nothing contained herein shall be construed to extend the ultimate term of the Award beyond the period of time as set out above;

  (2)
  Termination of Employment.    Upon termination of a Participant's employment with the Company, or the relevant Affiliate, his or her Award privileges shall be limited to the shares purchasable by him or her as of the date that his or her employment was terminated, and such Award privileges shall expire sixty (60) days from the date that his or her employment was terminated. Nothing contained herein shall be construed to extend the ultimate term of the Award beyond the period of time as set out above;

  (3)
  All Options and SARs held by a Participant or a Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's employment For Cause (including any portion of the Award that is then exercisable) shall terminate at the commencement of business on the date of such termination;

  (4)
  All RSUs and RSAs, in each case held by a Participant immediately prior to the Participant's death, retirement or termination as a result of Disability, to the extent not previously vested, shall vest and become non-forfeitable; provided, however, that the applicable grants with respect to such Awards shall provide for payment terms that comply with, or are exempt from, the requirements of Section 409A;

  (5)
  All RSUs and RSAs held by a Participant or a Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's employment for reasons other than death, Disability or Retirement shall terminate at the close of business on the date of such termination; and

  (6)
  All RSUs and RSAs held by a Participant or a Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's employment For Cause shall terminate at the commencement of business on the date of such termination.

    Unless the Committee expressly provides otherwise, a Participant's employment with the Company and its Affiliates will be deemed to have ceased upon termination of the Participant's employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates).

        9.8.    Transferability.    No Award may be transferred other than by will or the laws of descent and distribution and may be exercised during the life of a Participant only by the Participant, except that, as to Options other than ISOs, the Committee may in its sole discretion permit certain transfers to the Participant's family members or to certain entities controlled by the Participant or his or her family members.

        9.9.    Withholding Taxes.    The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld with respect to Award under the Plan no later than the date of the event creating tax liability. The Company and its Affiliates will, to the extent permitted by law, deduct any such tax or social insurance obligations from any payment of any kind due the Participant hereunder or otherwise. In the Committee's discretion, the minimum tax or social insurance obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained by the Company from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery. In particular, but not in limitation of the foregoing, with respect to Awards of RSUs and RSAs`, the Company shall withhold from the payment of an Award and shall retain that number of Shares the Fair Market Value of which is equal to the amount of tax required to be withheld and paid on the date of retention or delivery.

        9.10.    Option or SAR Repricing.    Without the affirmative vote of holders of a majority of the shares of Stock in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, neither the Board nor the Committee shall approve either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower exercise prior or base value, as the case may be, or (b) the amendment of outstanding Options or SARs to reduce the exercise price or base value, as the case may be, thereof. This paragraph shall not be construed to apply to: (i) "issuing or assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code; or (ii) adjustments made pursuant to Section X.

        9.11.    Amendment of Award.    Except as otherwise expressly provided in the Plan, and subject to the provisions contained in Section 9.10 herein, the Committee may amend, modify or terminate any outstanding Award, including substituting therefore another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to an NQSO; provided, however, that if stockholder approval is required by law or the rules of the applicable exchange on which common stock of the Company is then publicly traded, such amendment shall not become effective until such stockholder approval is obtained. Any such action shall require the Participant's consent unless the Committee determines that the action would not materially and adversely affect the Participant.

        9.12.    Cancellation and Rescission of Awards.    Unless the Award agreement specifies otherwise, the Committee may cancel, rescind, withhold or otherwise limit or restrict any unexpired or unpaid Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant engages in any Detrimental Activity.

ARTICLE X
Effect of Certain Transactions

        10.1.    Covered Transactions.    Except as otherwise expressly provided in an Award:

    (1)
    If the Covered Transaction is one in which there is an acquiring or surviving entity other than the Company or its Affiliate, the Committee shall provide for the assumption of some or all outstanding Awards or for the grant of new Awards in substitution therefore or the continuation of some of all of the Awards by the acquirer or survivor or an affiliate of the acquirer or survivor, except to the extent that the Committee pays out the Award pursuant to the provisions of Section 10.1.(2).

    (2)
    If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Committee may provide for payment (a cash-out), with respect to some or all Awards or any portion thereof (whether or not vested), equal in the case of each affected Award or portion thereof to the excess, if any, of (a) Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award of such portion, or (b) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines; provided, that the Committee shall not exercise its discretion under this Section 10.1.(2) with respect to an Award or portion thereof providing for "nonqualified deferred compensation" subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A. For avoidance of doubt, in the event that the aggregate exercise or purchase price of the Award exceeds the aggregate Fair Market Value, the Award will be deemed to be cashed out for a payment of zero.

    (3)
    Each Award will terminate upon consummation of the Covered Transaction, other than Awards assumed, substituted or continued pursuant to Section 10.1.(1) above. For avoidance of doubt, in the event that the Awards are not cashed out (or deemed cashed out) as provided in 10.1.(2), such Awards shall be assumed, substituted or continued as provided in Section 10.1.(1) above.

        10.2.    Corporate Transaction.    Except as otherwise provided in the Award agreement, if at any time within one (1) year after the effective date of a Corporate Transaction there is an Involuntary Employment Action with respect to any Designated Employee, each then outstanding Award assumed, substituted or continued under Section 10.1.(1) and held by such Designated Employee (or a permitted transferee of such person) shall, upon the occurrence of such Involuntary Employment Action, automatically accelerate so that each such Award shall become fully vested or exercisable, as applicable, immediately prior to such Involuntary Employment Action. Upon the occurrence of an Involuntary Employment Action with respect to a Designated Employee, any outstanding Options or SARs held by such Designated Employee (and a permitted transferee or such person) shall be exercisable for one (1) year following the Involuntary Employment Action or, if earlier, within the originally prescribed term of the Option or SAR.

        10.3.    Corporate Change in Control.    Unless otherwise determined by the Committee at the time of grant and set forth in the Award Agreement, in the event of a Corporate Change in Control, the exercisability or vesting of each Award outstanding under the Plan shall be automatically accelerated so that each such Award shall immediately prior to such Corporate Change in Control become fully vested or exercisable for the full number of shares of the Common Stock purchasable or cash payable under an Award to the extent not previously exercised and may be exercised for all or any portion of such shares or cash within the originally prescribed term of such Award. The Committee shall, in its discretion, determine the timing and mechanics required to implement the foregoing sentence.

        10.4.    Changes In, Distributions With Respect To and Redemptions of Stock.

    (1)
    In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or other combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, the following shall be equitably adjusted (a) the number of shares that may be delivered as per Article 5, (b) the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, (c) exercise prices or base values, as the case may be, relating to outstanding Awards, and (d) any other provision of Awards affected by such change shall be adjusted by the Company to the extent the Committee shall determine, in good faith, that such adjustment is appropriate.

    (2)
    The Committee shall also make equitable or proportionate adjustments of the type described in Section 10.4.(1) above to take into account distributions to stockholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transaction involving Stock, or any other event, if the Committee determines that the adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value and equity of Awards made hereunder, having due regard for: (i) the qualification of ISOs under Section 422; (ii) the continued exemption of the Awards from (or satisfaction by the Awards of the rules of) Section 409A, where applicable and (iii) in the case of Awards intended to qualify for the performance-based compensation exception Section 162(m), having due regard for continued qualification for that exception.

    (3)
    References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Article X.

ARTICLE XI
Effective Date

        11.1.  The Plan and any amendment thereto shall be effective on the date on which it is adopted by the Board, provided that any such adoption requiring stockholder approval is subject to approval by vote of the stockholders of the Company within 12 months after such adoption by the Board. Awards may be granted prior to stockholder approval of the Plan, and the date of stockholder approval shall be the Date of Grant for all purposes provided that (a) each such Award shall be subject to stockholder approval of the Plan, (b) no Award may be exercised prior to such stockholder approval, and (c) any such Award shall be void ab initio if such stockholder approval is not obtained.

ARTICLE XII
Term of the Plan

        12.1.  Unless sooner terminated by the Board pursuant to Section 14.7, the Plan shall terminate on June 30, 2014, and no Awards may be granted after such date. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE XIII
Indemnification of Committee

        13.1.  In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

ARTICLE XIV
General Provisions

        14.1.    No Other Rights Conferred.    The establishment of the Plan shall not confer upon any Eligible Individual any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.

        14.2.    No Right to Employment.    The Plan does not constitute inducement or consideration for the employment of service of any Eligible Individual. Participation in the Plan shall not give an Eligible Individual any right to be retained in the service of the Company or any Affiliate.

        14.3.    No Limitation on Other Stock Option, Etc.    Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of stockholder approval upon the same.

        14.4.    Plan Interest Not Subject to Creditor Claims.    The interests of any Eligible Individual under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

        14.5.    No Rights as a Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom an RSA is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise expressly provided in the applicable Award agreement.

        14.6.    Effective Date.    The Plan shall be effective on the date it is approved by the stockholders of the Company.

        14.7    Amendment of the Plan.    The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Committee determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Plan in order to conform with or take advantage of governmental requirements, statutes or regulations. Except as provided herein, no such amendment, modification or termination will adversely affect the rights of any Participant (without his or her consent) under any Award previously granted and no amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to qualify or to continue to qualify under Section 422 or for Awards intended to be eligible for the performance-based exception under Section 162(m) to qualify as such or continue such eligibility. In addition, the Committee may not amend the Plan to remove the requirement for shareholder approval of any form of Option or SAR repricing as specified in Section 9.10 herein.

        14.8.    Governing Law.    The Plan shall be governed, construed and administered in accordance with the laws of the State of Iowa and it is the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

        14.9.    Representations Regarding Investment Intent; Restrictive Legends.    The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Iowa Business Corporation Law.

        14.10.    Regulatory Approvals.    The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of records of such Shares, without obtaining, to the complete satisfaction of the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

<STOCK#> NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 NNNNNNN 0 2 0 9 0 8 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0115AB 7 2 A V + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. Change of Address — Please print new address below. 1. Election of Directors: For Against Abstain 2. To approve the 2009 Employee Incentive Plan. 4. To transact such other business as may properly come before the meeting. For Against Abstain 3. To ratify the appointment of KPMG LLP as the Company’s independent auditors for 2009. 01 - Wendy L. Carlson 04 - David J. Noble 07 - Harley A. Whitfield, Sr. 02 - Joyce A. Chapman 05 - Debra J. Richardson 03 - Steven G. Chapman 06 - A.J Strickland For Withhold For Withhold For Withhold IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 4, 2009. Vote by Internet • Log on to the Internet and go to www.investorvote.com/AEL • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Proxy Solicited by Board of Directors for Annual Meeting - June 4, 2009 David J. Noble, Wendy L. Carlson and Debra J. Richardson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of American Equity Investment Life Holding Company to be held on June 4, 2009 or at any postponement or adjournment thereof. This proxy when properly executed will be voted in the manner you direct on the reverse side. If you sign this Proxy but provide no directions as to how to vote your shares for one or more of the proposals, then we will cast your votes under this proxy FOR such proposal(s). In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be voted on reverse side.) Proxy — American Equity Investment Life Holding Company IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.